EXHIBIT 12-1

                           FOSTER WHEELER CORPORATION

                STATEMENT OF COMPUTATION OF CONSOLIDATED RATIO OF
              EARNINGS TO FIXED CHARGES AND COMBINED FIXED CHARGES
                                    ($000'S)
                                    UNAUDITED


                                                                 6 months
                                                                   1999
                                                                   ----
        EARNINGS:

        Net Earnings                                           $ 20,788
        Taxes on Income                                          11,691
        Total Fixed Charges                                      46,406
        Capitalized Interest                                     (2,061)
        Capitalized Interest Amortized                            1,092
        Equity Earnings of non-consolidated associated
             companies accounted for by the equity
             method, net of dividends                            (7,282)
                                                               --------

                                                               $ 70,634
                                                               ========

        FIXED CHARGES:

        Interest Expense                                       $ 34,785
        Capitalized Interest                                      2,061
        Imputed Interest on non-capitalized lease payments        9,560
                                                               --------

                                                               $ 46,406
                                                               ========

        Ratio of Earnings to Fixed Charges                         1.52
                                                               ========



    ----------------
    * There were no preferred shares outstanding during any of the periods indicated and therefore the consolidated ratio of earnings to fixed charges and combined fixed charges and preferred share dividend requirements would have been the same as the consolidated ratio of earnings to fixed charges and combined fixed charges for each period indicated.
